Exhibit 23.1





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8s: Numbers 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322,
33-41823, 33-48175, 33-58896, 33-91656, 333-03241, 33-74068, 33-74066, 33-91658,
333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633, 333-09637, and
333-09655) pertaining to the CUC International Inc. 1985 Non-Qualified Stock Option Plan, the CUC International Inc. 1985 Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. 1994 Employee Stock Purchase Plan as amended, the CUC International Inc. Savings Incentive Plan, the CUC International Inc. 1994 Directors Stock Option Plan, the Sierra On-Line, Inc. 1987 Stock Option Plan, the Sierra On-Line, Inc. 1995 Stock Option and Award Plan, and the Papyrus Design Group Inc. 1992 Stock Option Plan, respectively, and in the Registration Statements (Form S-3s: Numbers 33-30306, 33-47271, 33-58598, 33-63237 and 33-95126) and in the Registration Statements
(Form S-4s:  Numbers 33-64801, 333-06627, 333-06559 and 333-07171) and in the
related Prospectuses of our report dated September 12, 1996, with respect to the supplemental consolidated financial statements of CUC International Inc. included in its Current Report on Form 8-K dated July 24, 1996 filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Stamford, Connecticut
September 12, 1996